CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 (the "Registration Statement") of Franklin Custodian Funds, Inc. of our report dated November 15, 2006, relating to the financial statements and financial highlights which appear in the September 30, 2006 Annual Report to Shareholders of Franklin Growth Fund, a series of Franklin Custodian Funds, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the prospectus and statement of additional information, as included in the N-1A registration statement of Franklin Custodian Funds, Inc. dated February 1, 2007, which also appears in such Registration Statement.

We hereby consent to the use of our report dated June 13, 2006, relating to the financial statements and financial highlights which appear in the April 30, 2006 Annual Report to the Shareholders of Franklin Blue Chip Fund, a series of Franklin Strategic Series, and to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the prospectus and statement of additional information included in the N-1A registration statement of Franklin Strategic Series dated September 1, 2006, which also appear in the Registration Statement.



/s/PRICEWATERHOUSECOOPERS LLP

San Francisco, California
March 1, 2007